                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                     EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                     [LOGO]

                            EXPEDITORS INTERNATIONAL
                              OF WASHINGTON, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             WEDNESDAY, MAY 5, 1999

                            ------------------------

To the Shareholders of Expeditors International of Washington, Inc.

    The Annual Meeting of Shareholders of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the "Company") will be held at 2:00 in the afternoon, on Wednesday, May 5, 1999, at the Company's offices located at 1015 Third Avenue, Seattle, Washington, for the following purposes:

    (1) To elect six (6) directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified; and

    (2) To transact such other business as may properly come before the meeting.

    Shareholders of record on the books of the Company at the close of business on March 8, 1999, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                                    [SIGNATURE]

                                          Jeffrey J. King
                                          SECRETARY

Seattle, Washington
March 29, 1999

                             YOUR VOTE IS IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. THIS WILL ENSURE A QUORUM AT THE MEETING. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE AT THE MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                                     [LOGO]

                            EXPEDITORS INTERNATIONAL
                              OF WASHINGTON, INC.
                        1015 THIRD AVENUE, 12(TH) FLOOR
                           SEATTLE, WASHINGTON 98104

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1999

                            ------------------------

                         INFORMATION REGARDING PROXIES

    This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held at the Company's offices at 1015 Third Avenue, Seattle, Washington on Wednesday, May 5, 1999, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record on the books of the Company at the close of business on March 8, 1999 (the "Record Date") will be entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company's 1998 Annual Report to Shareholders will be mailed to shareholders on or about March 29, 1999.

    If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for all of the nominees for the Company's Board of Directors listed in this proxy statement and in the form of proxy. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

                               VOTING SECURITIES

    The only outstanding voting securities of the Company are shares of common stock, $.01 par value (the "Common Stock"). As of the Record Date, there were 24,916,177 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

    Under Washington law and the Company's charter documents, if a quorum is present, the six nominees for election to the Board of Directors who receive the greatest number of votes cast by persons present in person at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will have no effect on the election of directors.

    Proxies and ballots will be received and tabulated by First Chicago Trust Company of New York, an independent business entity not affiliated with the Company.

    The Common Stock is listed for trading on the NASDAQ National Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 8, 1999, was $50.125 per share.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth information, as of March 8, 1999, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

                                                                                             AMOUNT AND
                                                                                              NATURE OF
                                                                                             BENEFICIAL     PERCENT
NAME AND ADDRESS                                                                              OWNERSHIP    OF CLASS
-------------------------------------------------------------------------------------------  -----------  -----------
Ruane, Cunniff & Co., Inc. (1).............................................................   5,303,022        21.28%
  767 Fifth Avenue
  New York, NY 10153-4798
Franklin Resources, Inc. (2)...............................................................   1,855,063         7.45%
  777 Mariners Island Blvd.
  San Mateo, CA 94404
Wanger Asset Management, Ltd. (3)..........................................................   1,305,000         5.24%
  227 W. Monroe St., Suite 3000
  Chicago, IL 60606

------------------------

(1) The holding shown is as of December 31, 1998 according to Schedule 13G dated February 12, 1999 filed by Ruane, Cunniff & Co., Inc. ("Ruane"), a broker or dealer and an investment advisor. Ruane reports that it has sole voting power with respect to 1,331,975 shares.

(2) The holding shown is as of December 31, 1998 according to a joint statement on Schedule 13G dated January 26, 1999 filed by Franklin Resources, Inc. ("FRI"), a parent holding company; Franklin Advisers, Inc., an investment advisor, Charles B. Johnson in his individual capacity as principal shareholder of FRI, and Rupert H. Johnson, Jr. in his individual capacity as principal shareholder of FRI. Franklin Advisers, Inc. reports that it has sole voting and sole dispositive power with respect to 1,823,900 shares. Franklin Management, Inc., an investment advisor subsidiary, is reported to have no sole voting power and sole dispositive power with respect to 31,163 shares.

(3) The holding is shown as of December 31, 1998, according to Schedule 13G dated February 8, 1999 filed jointly by Wanger Asset Management, Ltd. ("WAM Ltd.") for itself and as general partner for Wanger Asset Management, L.P. ("WAM"). WAM Ltd. and WAM each report shared voting and dispositive power with respect to 1,305,000 shares.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES

    A Board of Directors consisting of six directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nominees named below, all of whom are members of the current Board of Directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the six nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

    The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each nominee, of each of the Named Executive Officers described in the Summary Compensation Table, and all directors and executive officers as a group at March 8, 1999. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL     PERCENT
  NAME                                         AGE       OWNERSHIP       OF CLASS
---------------------------------------------  ---   -----------------   --------
Nominees:
  Peter J. Rose (1)..........................  55          568,645        2.28%
  Kevin M. Walsh (2).........................  48          479,644        1.93%
  James L.K. Wang (3)(4).....................  50           59,052         *
  James J. Casey (5).........................  66           30,700         *
  Dan P. Kourkoumelis(5).....................  47           24,000         *
  John W. Meisenbach (6).....................  62          108,000         *

Additional Named Executives:
  Glenn M. Alger (7).........................  42          391,243        1.57%
  Michael R. Claydon (8)(9)..................  51          119,269         *
  All directors and executive officers as a
    group (17 persons) (3)(8)(10)............            2,203,214        8.84%

------------------------

*   Less than 1%

(1) Includes 200,000 shares subject to purchase options exercisable within sixty days.

(2) Includes 26,000 shares subject to purchase options exercisable within sixty days.

(3) Does not include 201,052 shares gifted to and held by a child of Mr. Wang, as to which Mr. Wang disclaims beneficial ownership.

(4) Includes 40,000 shares subject to purchase options exercisable within sixty days.

(5) Includes 24,000 shares subject to purchase options exercisable within sixty days.

(6) Includes 8,000 shares subject to purchase options exercisable within sixty days.

(7) Includes 212,500 shares subject to purchase options exercisable within sixty days.

(8) Does not include 500 shares held by a child of Mr. Claydon, as to which Mr. Claydon disclaims beneficial ownership.

(9) Includes 91,500 shares subject to purchase options exercisable within sixty days.

(10) Includes 923,500 shares subject to purchase options exercisable within sixty days.

                            ------------------------

    All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.

    Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991.

    Kevin M. Walsh has served as a director and Vice President of the Company since July 1981. Mr. Walsh was elected a Senior Vice President of the Company in May 1986, Executive Vice President in December 1989, and President and Chief Operating Officer in May 1991.

    James L.K. Wang has served as a director and the Managing Director of Expeditors International Taiwan Ltd. since September 1981 and with its successor, E.I. Freight (Taiwan), Ltd., since January 1991. In October 1988, Mr. Wang became a director and Director-Far East of the Company and in January 1996 he was elected Executive Vice President. Mr. Wang has been nominated for reelection to the Board of Directors pursuant to a contractual undertaking made by the Company in connection with the 1984 acquisition of the Company's Hong Kong, Singapore and Taiwan offices. See "Executive Compensation-- Employment Contracts" and "Certain Transactions."

    James J. Casey became a director of the Company in May 1984. From May 1987 to December 1989, Mr. Casey was the Executive Vice President of Avia Group International, a subsidiary of Reebok and retailer of athletic shoes and sporting apparel. From December 1985 to April 1987, Mr. Casey was the Chief Operating Officer of Starbucks Coffee and Tea, a distributor of premium coffees and teas. From 1978 to November 1985, Mr. Casey was employed by Eddie Bauer, Inc., a subsidiary of General Mills and retailer of high quality recreational and sporting apparel and equipment, in various management capacities including, most recently, President-Direct Marketing.

    Dan P. Kourkoumelis became a director of the Company in March 1993. From 1967 through 1998, Mr. Kourkoumelis has been employed in various positions by Quality Food Centers, Inc., a supermarket chain, and became a member of its Board of Directors in April 1991. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, President in 1989 and served as Chief Executive Officer from 1996 to September 1998. Mr. Kourkoumelis is a member of the Board of Directors of the Western Association of Food Chains.

    John W. Meisenbach became a director of the Company in November 1991. Since 1962, Mr. Meisenbach has been the President and sole shareholder of Meisenbach Capital Management, a financial services company. He currently serves on the Board of Directors of Costco Companies, Inc., a wholesale membership store chain. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors of the Company held one meeting during the year ended December 31, 1998 and transacted business on seven occasions during the year by unanimous written consent.

    The Board of Directors has an Audit Committee which consists of Messrs. Casey, Kourkoumelis, and Meisenbach. The function of the Audit Committee is to meet with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and reviews the fees charged for audits and for any non-audit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee held four meetings during 1998.

    The Board of Directors has a Compensation Committee which consists of Messrs. Casey, Kourkoumelis, and Meisenbach. The function of the Compensation Committee is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee held two meetings during 1998 and transacted business on four occasions during the year by unanimous written consent.

    The Board of Directors does not have a standing Nominating Committee.

    Each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which he served.

DIRECTORS' COMPENSATION

    Currently directors who are not employees of the Company are each paid an annual retainer fee of $10,000, as well as $1,000 per diem for attendance at Board of Directors or committee meetings. Pursuant to the 1993 Directors' Non-Qualified Stock Option Plan, each director who is not an employee of the Company and who is elected to office at the annual meeting of shareholders of any year will, on the first business day of the immediately succeeding month, be automatically granted an option to purchase 4,000 shares of Common Stock at the fair market value of the stock on that date.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company operates in the highly-competitive global logistics services industry. The Company believes that the quality of its service depends upon the quality of its officers and employees. In order to succeed, the Company believes that it must be able to attract and retain qualified executives.

    The Compensation Committee of the Board of Directors was established to develop and implement compensation policies, plans and programs which seek to:

    - attract and retain key executives critical to the long-term success of the Company;

    - enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders; and

    - support the short- and long-term strategic goals and objectives of the Company.

    Compensation for each of the Named Executive Officers, as well as other senior executives, consists of a base salary, annual incentive bonus compensation, and long-term incentives in the form of stock options. The Compensation Committee considers the competitiveness of the entire compensation package of an executive officer relative to that paid by similar companies when determining base salaries, percentage allocation of the bonus program, and grant of stock options. The Company's objective is to offer a total compensation package which gives the executive the opportunity to be paid at a level which is superior to that offered by the Company's competitors in the global logistics services industry.

    BASE SALARY. Throughout its history, the Company has followed the policy of offering its officers and other key managers a compensation package which is weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its executive officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as the Company. This belief is based on the general knowledge of the Compensation Committee and management of compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements of such comparably-sized companies, including certain companies in the industry group index shown in the stock performance graph elsewhere in this proxy statement.

    Base salaries for executives are reviewed by the Compensation Committee on an annual basis as part of an overall examination of compensation. The base salary may be changed based on the Committee's decision that an individual's contribution, duties, and responsibilities to the Company have changed.

    The Compensation Committee believes that the total compensation of the Chairman and Chief Executive Officer should be closely linked to operating income, and as a result, the fixed portion (represented by base salary) of the compensation package for this position has remained at the current level since June 1, 1987.

    INCENTIVE COMPENSATION. The Company has maintained an incentive bonus program for executive officers since inception of the Company. In January 1985, the Compensation Committee fixed the aggregate amount of bonuses available under the program at ten percent of pre-bonus operating income. Factors considered in determining the percentage to be made available for distribution included the number of executives participating in the bonus program, as well as the level of Company operations. The

Compensation Committee also considered the aggregate amount of discretionary bonuses paid to executive officers in each of the years from 1982 to 1984, which approximated ten percent of operating income during those years. The Compensation Committee believes that setting the aggregate executive bonus at a fixed percentage of operating income, with fluctuations in bonuses paid tied to actual changes in operating income, provides both a better incentive to the executives than discretionary bonuses or alternative targeted performance goals, and a more direct relationship between the executives' incentive compensation and shareholders' return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the executive team.

    On May 7, 1997 the shareholders approved and ratified the 1997 Executive Incentive Compensation Plan (the "1997 Compensation Plan") which was written to bring the long established executive incentive compensation plan into technical compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")--a section which applied to the Company for the first time in 1997. Except for Mr. Wang, all bonuses accrued for Named Executive Officers and selected other senior officers after the July 1, 1997 effective date were computed and paid from a pool consisting of ten percent of pre-bonus operating income established and maintained according to the terms of the 1997 Compensation Plan. The Compensation Committee is responsible for administration of the 1997 Compensation Plan. Since the inception of the Company, Mr. Wang's bonus has been paid from a share in the Company standard bonus program for operating units in the Far East under Mr. Wang's supervision.

    All officers of the Company who receive an annual base salary equal to or less than $120,000 are eligible for inclusion in the 1997 Compensation Plan at the discretion of the Compensation Committee and individual eligibility and allocation is determined quarterly. Prior to adoption of the 1997 Compensation Plan, inclusion in the incentive bonus program and the allocation of the aggregate amount among individual executives was determined at the beginning of each year at the discretion of senior management subject to review by the Compensation Committee.

    Any portion of bonus pool established in the 1997 Compensation Plan which is not allocated by action of the Compensation Committee may be allocated to key officers determined to be eligible in the discretion of the Chief Executive Officer, however, such allocation shall not increase the compensation of any Named Executive Officer nor cause any individual to become a Named Executive Officer.

    The percentage of the bonus pool allocated to the Chairman and Chief Executive Officer has changed periodically to allow increased allocations to other executives and as a result of a change in the total number of participating executives. During 1998, the portion of the executive bonus pool allocated to the Chairman and Chief Executive Officer decreased by six percent as a result of an increase in the number of participating executives and changes to participant allocations.

    The 1997 Compensation Plan as adopted by the shareholders and administered by the Compensation Committee mirrors the compensation program that has been in place in each operating office since the inception of the Company. The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating profit generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase in the contribution to Company profits. Along with the branch manager, key department managers and supervisors share in the distribution of this branch bonus pool.

    Key elements of this compensation philosophy include encouraging each manager to think and act as an entrepreneur, establishing compensation levels that are not perceived as being arbitrary, developing financial rewards that are team oriented, and closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders.

    LONG-TERM INCENTIVES. The Compensation Committee believes that stock option grants afford a desirable, long-term compensation method because they closely ally the interests of management with shareholder value. During 1998, the Compensation Committee granted stock options for 536,700 shares to 367 employees including each of the Named Executive Officers. Except in the case of the Chairman and Chief Executive Officer and certain Named Executive Officers, the Compensation Committee granted stock options based upon recommendations made by senior management. Prior to approving any stock option grants, the Compensation Committee reviews and considers factors such as the employee's current position, length of service, and any prior stock option grants.

    During the 1998 stock option review process, the Compensation Committee determined that stock option grants should also be made to the Chairman and Chief Executive Officer and certain other Named Executive Officers. These options were granted from shares authorized under the 1985 and 1997 Stock Option Plans. Like all other options issued in 1998, these shares were granted with an exercise price equal to 100% of market value with 50% vesting three years from the date of grant, 75% vesting after four years, 100% vesting after five years and an expiration date ten years from the date of grant.

    Each executive officer of the Company currently holds unvested stock options. The Compensation Committee believes that unvested options promote stability in the management team and provide a continuing incentive for focus on sustained long-term growth in shareholder value.

    POST EMPLOYMENT--PERSONAL SERVICES AGREEMENT. The employment contract of the Chairman and Chief Executive Officer contains a provision calling for post employment personal services for a minimum of sixty days per year including up to twenty days of business travel annually. Subject to earlier termination as described below, the personal services agreement will run for a period of ten years or until age seventy whichever comes first. In exchange, the Chairman and Chief Executive Officer will receive an annual payment initially equal to the base salary received for the most recent twelve months of service. Payments after the first year will be indexed for changes to the CPI or similar index. In the event that retirement occurs prior to age sixty, the initial annual compensation shall be reduced by four percent for each year, or fraction thereof, below age sixty. If the Chairman and Chief Executive Officer were to retire in 1999 the initial annual payment would be $92,400 and the agreement would run for ten years unless terminated as provided below. The contract also extends coverage under the Company standard benefits package as amended from time to time. The Chairman and Chief Executive Officer is prohibited from competing with the Company during the term of the personal services agreement. The obligation of the Company for such compensation is subject to termination in the event of death, disability or willful failure to perform and would also terminate in the event that employment was terminated with cause.

    The Compensation Committee recognizes the key role that continuity in personal relationships play in the global logistics services business. This agreement calling for personal services assures the Company of the post retirement involvement and loyalty of the Chairman and Chief Executive Officer. In addition, this agreement anticipates and facilitates the eventual orderly transition from one Chief Executive Officer to another while at the same time providing a modest incentive for the incumbent to delay retirement until at least age sixty.

    POLICY ON DEDUCTIBILITY OF COMPENSATION. Under Section 162(m) of the Code, the Federal income tax deduction for certain types of compensation paid to the Company's Chief Executive Officer and to the four highest compensated officers whose compensation must be reported to shareholders under the Securities Exchange Act of 1934, as amended, is limited to $1,000,000 per officer per taxable year unless such compensation meets certain requirements. The Compensation Committee believes that this limitation will not apply to compensation accrued in 1998. In making future compensation decisions, the Compensation Committee intends to take into account and mitigate to the extent feasible the effect of Section 162(m) as it discharges its responsibilities, although in certain cases the Compensation Committee may award compensation to covered officers which is not fully deductible as a result of this limitation.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                          James J. Casey
                                          Dan P. Kourkoumelis
                                          John W. Meisenbach

SUMMARY COMPENSATION TABLE

    The following table shows compensation paid by the Company for services rendered during fiscal years 1998, 1997, and 1996 to the person who was the Chief Executive Officer at the end of fiscal 1998 and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1998 (the "Named Executive Officers").

                                                                       LONG-TERM
                                                                      COMPENSATION
                                         ANNUAL COMPENSATION             AWARDS
                                   --------------------------------    SECURITIES
NAME AND                           FISCAL                              UNDERLYING         ALL OTHER
PRINCIPAL POSITION                 YEAR    SALARY        BONUS(1)      OPTIONS #       COMPENSATION(2)
---------------------------------  ----  ----------     -----------   ------------   -------------------
Peter J. Rose,...................  1998   $ 110,000      $1,372,492     40,000             $ 1,500
 Chairman and Chief Executive      1997     110,000       1,206,265     40,000               1,500
 Officer                           1996     110,000         768,366        -0-               1,500

Kevin M. Walsh,..................  1998     110,000       1,295,417     40,000               1,500
 President and Chief Operating     1997     110,000       1,195,771     40,000               1,500
 Officer                           1996     110,000         768,366        -0-               1,500

James L.K. Wang,.................  1998     100,000       1,167,327     40,000                 -0-
 Executive Vice President and      1997     100,000         925,000     40,000                 -0-
 Director--Far East                1996      94,454         400,247        -0-                 -0-

Glenn M. Alger,..................  1998      96,000       1,016,902     20,000               1,500
 Executive Vice President and      1997      96,000         876,918      5,000               1,500
 Director--North America           1996      96,000         550,510        -0-               1,500

Michael R. Claydon,..............  1998     120,000         730,007     10,000              52,220
 Senior Vice President--Europe     1997     120,000         625,109        -0-              36,000
 and Africa                        1996     121,664         389,967        -0-              26,281

------------------------

(1) These amounts were paid pursuant to bonus programs in place since the inception of the Company. Since 1985, the Compensation Committee of the Board of Directors has set the aggregate amount of executive bonuses at ten percent of pre-bonus operating income. Except for Mr. Wang, all bonuses accrued after July 1, 1997 were computed and paid according to the terms of the 1997 Compensation Plan. Since the inception of the Company, Mr. Wang's bonus has been paid from a share in the Company standard bonus program for operating units in the Far East under Mr. Wang's supervision.

(2) Except with respect to Mr. Claydon, these amounts represent the Company's matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code. The amounts shown for Mr. Claydon represent a 7.5% Company match of a voluntary employee contribution of not less than 5% of compensation for the prior tax year compensation made by Mr. Claydon to a defined contribution plan established for employees of the Company's United Kingdom subsidiary.

OPTION GRANT TABLE

    The following table sets forth certain information regarding options granted during 1998 to the Named Executive Officers.

                                                             OPTION GRANTS IN LAST FISCAL YEAR(1)
                                       --------------------------------------------------------------------------------
                                                          INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                       --------------------------------------------------------     VALUE AT ASSUMED
                                        NUMBER OF                                                ANNUAL RATES OF STOCK
                                       SECURITIES     % OF TOTAL      EXERCISE OR                PRICE APPRECIATION FOR
                                       UNDERLYING   OPTIONS GRANTED   BASE PRICE                    OPTION TERM (3)
                                         OPTIONS    TO EMPLOYEES IN     ($/SH)      EXPIRATION   ----------------------
NAME                                   GRANTED (1)    FISCAL YEAR         (3)         DATE(2)      5% ($)     10% ($)
-------------------------------------  -----------  ---------------  -------------  -----------  ----------  ----------

Peter J. Rose........................      40,000            7.5           43.88       5/7/2008   1,104,000   2,797,600

Kevin M. Walsh.......................      40,000            7.5           43.88       5/7/2008   1,104,000   2,797,600

James L.K. Wang......................      40,000            7.5           43.88       5/7/2008   1,104,000   2,797,600

Glenn M. Alger.......................      20,000            3.7           43.88       5/7/2008     552,000   1,398,800

Michael R. Claydon...................      10,000            1.9           43.88       5/7/2008     276,000     699,400

------------------------

(1) The above grants were made on May 7, 1998 pursuant to the Company's 1985 and 1997 Stock Option Plans ("Option Plans"). All options granted in fiscal 1998 are subject to a vesting schedule. Subject to earlier vesting under the conditions set forth in the Option Plans, fifty percent of the options will be exercisable commencing three years from the date of the grant and twenty-five percent will be exercisable four and five years after the date of the grant, respectively. See "Change in Control Arrangements."

(2) The options expire ten years after the date of the grant.

(3) Realizable values are reported net of the option exercise price and ignoring tax consequences. The dollar amounts under these columns are the result of calculations using the standard 5% and 10% rates set by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on future appreciation in value of all outstanding Common Stock. The potential realizable value calculation assumes that the option holder remains employed through the vesting period and then waits until the end of the option term to exercise the option.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

    The following table sets forth certain information as of December 31, 1998 regarding options held by the Named Executive Officers.

                                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                                         ---------------------------------------------------------------------------------
                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                           SHARES        VALUE        AT DECEMBER 31, 1998       AT DECEMBER 31, 1998(2)
                                         ACQUIRED ON   REALIZED    --------------------------  ---------------------------
NAME                                      EXERCISE        (1)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
Peter J. Rose..........................         -0-          -0-      200,000        120,000   $  7,049,200   $ 1,756,900
Kevin M. Walsh.........................      14,000    $ 388,500      186,000        120,000   $  6,618,700   $ 1,756,900
James L.K. Wang........................         -0-          -0-       40,000        120,000   $  1,230,000   $ 1,756,900
Glenn M. Alger.........................         -0-          -0-      212,500         52,500   $  7,552,800   $   937,150
Michael R. Claydon.....................         -0-          -0-       91,500         37,500   $  3,165,830   $   852,500

------------------------

(1) Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

(2) This value is calculated based on the closing price of the Company's Common Stock at December 31, 1998, less the exercise price multiplied by the number of in-the-money options held. The calculation ignores tax consequences. There is no guarantee that if and when these options are exercised they will have this value.

STOCK PRICE PERFORMANCE GRAPH

    The following graph shows a five year comparison of cumulative returns for the Company's Common Stock, the NASDAQ Stock Market (U.S. and Foreign) and NASDAQ Trucking and Transportation Stock Index. The total cumulative return on investment (change in month-end stock price plus reinvested dividends) for each of the periods for the Company, the NASDAQ Stock Market (U.S. and Foreign) and the NASDAQ Trucking and Transportation Index is based on the stock price or index at December 31, 1993.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                  EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 01/19/1999 including data to 12/31/1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CRSP TOTAL RETURNS INDEX FOR:

                                                                 Expeditors    Nasdaq Stock                  Nasdaq Trucking &
                                                              International          Market              Transportation Stocks
                                                             of Washington,           (US &          SIC 3700-3799, 4200-4299,
                                                                       Inc.        Foreign)  4400-4599, 4700-4799 US & Foreign
12/31/1993                                                         $100.000        $100.000                           $100.000
1/31/1994                                                          $107.500        $103.188                           $106.542
2/28/1994                                                          $126.667        $102.070                           $106.506
3/31/1994                                                          $118.333         $95.817                            $99.977
4/29/1994                                                          $105.833         $94.565                            $99.294
5/31/1994                                                          $117.015         $94.679                            $96.187
6/30/1994                                                          $115.343         $90.949                            $92.532
7/29/1994                                                          $120.358         $93.105                            $96.932
8/31/1994                                                          $135.403         $98.766                            $99.571
9/30/1994                                                          $133.731         $98.628                            $95.401
10/31/1994                                                         $138.746        $100.345                            $95.294
11/30/1994                                                         $145.775         $96.828                            $89.155
12/30/1994                                                         $145.775         $96.997                            $90.679
1/31/1995                                                          $144.100         $97.338                            $90.563
2/28/1995                                                          $147.451        $102.316                            $96.736
3/31/1995                                                          $140.748        $105.521                            $94.986
4/28/1995                                                          $154.153        $108.952                            $99.379
5/31/1995                                                          $149.507        $111.629                            $98.517
6/30/1995                                                          $151.187        $120.623                           $103.516
7/31/1995                                                          $164.626        $129.245                           $106.887
8/31/1995                                                          $156.226        $131.769                           $106.011
9/29/1995                                                          $181.424        $134.990                           $106.276
10/31/1995                                                         $176.385        $133.941                           $101.412
11/30/1995                                                         $171.748        $137.073                           $109.275
12/29/1995                                                         $175.958        $136.235                           $105.795
1/31/1996                                                          $159.962        $137.156                           $102.279
2/29/1996                                                          $197.005        $142.545                           $108.797
3/29/1996                                                          $176.800        $142.847                           $115.659
4/30/1996                                                          $200.373        $154.522                           $117.873
5/31/1996                                                          $208.496        $161.563                           $118.398
6/28/1996                                                          $209.340        $153.918                           $114.788
7/31/1996                                                          $194.146        $140.015                           $104.675
8/30/1996                                                          $221.157        $148.038                           $109.256
9/30/1996                                                          $238.039        $159.141                           $109.905
10/31/1996                                                         $282.777        $157.446                           $108.444
11/29/1996                                                         $300.771        $167.024                           $116.941
12/31/1996                                                         $310.909        $166.787                           $116.784
1/31/1997                                                          $292.322        $178.773                           $117.098
2/28/1997                                                          $337.945        $169.207                           $115.002
3/31/1997                                                          $324.427        $158.267                           $115.033
4/30/1997                                                          $337.945        $162.997                           $115.464
5/30/1997                                                          $391.008        $181.404                           $126.385
6/30/1997                                                          $384.237        $187.035                           $131.672
7/31/1997                                                          $512.881        $206.547                           $140.506
8/29/1997                                                          $495.954        $206.023                           $141.120
9/30/1997                                                          $567.047        $218.916                           $154.908
10/31/1997                                                         $497.647        $207.109                           $151.172
11/28/1997                                                         $527.967        $207.536                           $147.943
12/31/1997                                                         $522.035        $203.976                           $149.479
1/30/1998                                                          $422.035        $210.167                           $152.079
2/27/1998                                                          $549.153        $230.185                           $162.892
3/31/1998                                                          $581.357        $238.987                           $169.111
4/30/1998                                                          $576.272        $243.148                           $169.258
5/29/1998                                                          $543.332        $230.198                           $160.039
6/30/1998                                                          $597.665        $244.956                           $158.646
7/31/1998                                                          $541.634        $242.064                           $142.425
8/31/1998                                                          $377.786        $193.829                           $114.803
9/30/1998                                                          $376.937        $218.911                           $114.331
10/30/1998                                                         $460.134        $228.420                           $122.377
11/30/1998                                                         $523.903        $250.895                           $126.300
12/31/1998                                                         $571.531        $281.691                           $132.477
Notes:
A. The lines represent monthly index levels derived from
compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the
market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end,
is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on
12/31/1993.

EMPLOYMENT CONTRACTS

    The Company has entered into employment agreements with the following Named Executive Officers which provide for the base salaries and expiration dates indicated below:

                                                           CURRENT
                                                         BASE ANNUAL    EXPIRATION
NAME AND CURRENT POSITION                                   SALARY         DATE
-------------------------------------------------------  ------------   ----------
Peter J. Rose .........................................  US$  110,000     May 1999
  Chairman and Chief Executive Officer

Kevin M. Walsh ........................................  US$  110,000     May 1999
  President and Chief Operating Officer

James L.K. Wang .......................................  US$  100,000     May 1999
  Executive Vice President and Director--Far East

Glenn M. Alger ........................................  US$   96,000     May 1999
  Executive Vice President and Director--North America

Michael R. Claydon ....................................  UKL   77,500   April 2000
  Senior Vice President--Europe and Africa

    Each of the above employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise. Each agreement includes a covenant of the employee not to compete with the Company during its term and for a period of at least six months following termination, at the option of the Company, provided that no change in control shall have occurred. See "Change in Control Arrangements" below. The Company has the right to terminate any of these agreements at any time. For Messrs. Rose, Walsh, Wang and Alger, if the Company terminates an agreement without cause during the term thereof, the employee is entitled to receive an amount equal to his last six-months compensation. In other circumstances, such persons will receive a lump sum payment equal to six months base salary in the event the Company elects the post employment covenant not to compete. Mr. Claydon is entitled to 12-months notice in the event employment is terminated without cause, and an additional six-months compensation in the event the Company exercises its rights under the non-competition provisions of the agreement.

CHANGE IN CONTROL ARRANGEMENTS

    The employment agreement for each executive officer allows the Company to extend the restriction on competition with the Company for at least six months following termination of the employment relationship. Except for Mr. Claydon, the extension is at the sole election of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a "change in control," as defined below, in which case the employee may decline any offered lump sum payment and thereby avoid the accompanying restriction on competition.

    Historically, most options granted under the Company's 1985 Plan and the 1997 Plan vest at the rate of 50% three years after the date of grant, and an additional 25% four years after the date of grant and the balance five years after the date of grant. Certain options granted under the Company's 1997 Plan vest 100% after three years. However, both the 1985 Plan and the 1997 Plan provide that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a "change in control" of the Company.

    "Change in Control" means either one of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding securities or (ii) shareholder approval of a transaction involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

                              CERTAIN TRANSACTIONS

    In connection with the acquisition of the assets of certain Far East affiliates including Taiwan effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company's Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Far East office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company's Board of Directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected KPMG LLP to continue as its principal independent public accountants for the current year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act of 1934, as amended, requires that the Company's directors, certain of its officers, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership on Form 3 and changes of ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that all reports required from its officers, directors and greater than ten percent beneficial owners were filed on a timely basis during 1998.

                         SHAREHOLDER PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

    Shareholder proposals to be presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary at the Company's executive offices by November 22, 1999, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                            SOLICITATION OF PROXIES

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Allen Nelson & Co. a fee of $4,500 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger.

    The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

                                          By Order of the
                                          Board of Directors

                                                       [LOGO]

                                          Jeffrey J. King
                                          Secretary

Seattle, Washington
March 29, 1999

PROXY                                                                     PROXY
                   EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter J. Rose and Jeffrey J. King, and each of them, as proxies, each with full power of substitution, to represent and to vote for and on behalf of the undersigned, as designated below, the number of shares of common stock of Expeditors International of Washington, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 5, 1999, or at any adjournment thereof. The undersigned directs that this proxy be voted as follows:



             PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD
                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
-------------------------------------------------------------------------------
                           FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

         FOR all nominees (except   WITHHOLD authority
         as indicated               to vote for all
         to the contrary below).    nominees named below.
1. Election of   / /                    / /    NOMINEES:                            2. In their discretion, the holders of
   Directors:                                  P.J. Rose      J.J. Casey               this proxy are authorized to vote
                                               K.M. Walsh     D.P. Kourkoumelis        upon such other business as may
                                               J.L.K. Wang    J.W. Meisenbach          properly come before the meeting.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT        This proxy, when properly executed, will be
THAT NOMINEE'S NAME IN THE FOLLOWING SPACE:                                         voted in the manner directed on this proxy
                                                                                    card.  The Board of Directors recommends a vote
_______________________________________________________________                     FOR all nominees designated on this proxy card.
                                                                                    If no specification is made, all shares
                                                                                    represented by this proxy will be voted FOR all
                                                                                    of said nominees and will be voted in
                                                                                    accordance with the discretion of the proxies
                                                                                    on all other matters which may come before the
                                                                                    meeting or any adjournment.

                                                                                    The undersigned hereby revokes any proxy or
                                                                                    proxies hereunto given for such shares and
                                                                                    ratifies all that said proxies or their
                                                                                    substitutes may lawfully do by virtue hereof.

                                                                                    Please sign exactly as name appears on this
                                                                                    proxy. If stock is held jointly, both persons
                                                                                    should sign. Persons signing in a
                                                                                    representative capacity should give their title.



Signature _________________________________ Signature if held jointly _________________________________ Date: ____________ , 1999.

----------------------------------------------------------------------------------------------------------------------------------